EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 8, 2010, with respect to the consolidated balance sheet of Icahn Enterprises G.P., Inc. as of December 31, 2009, which is included in this Registration Statement and Prospectus.  We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ Grant Thornton LLP

New York, New York
April 12, 2010